ARTHUR ANDERSEN LLP




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 28, 1995 (except with respect to the merger agreement and related shareholder litigation, as described in Note 15, as to which the date is August 23, 1995) included in Nu-West Industries, Inc.'s Form 10-K for the year ended June 30, 1995 and to all references to our firm included in this registration statement.



                           Arthur Andersen LLP

Boise, Idaho
September 26, 1995